SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement   [ ]  Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))



[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                             BellSouth Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials:

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number,
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     (3)  Filing Party:

     (4)  Date Filed:

[LATIN AMERICA
TRACKING STOCK
INFORMATION]


The above graphic will be placed on the BellSouth.com homepage. The graphic will contain a link which directs users to the web page for BellSouth's Latin America Tracking Stock. The Latin America Tracking Stock web page will contain the following document, which includes information regarding the date, time and directions to the special shareholder meeting regarding BellSouth's proposed Latin America tracking stock:

                                [BELLSOUTH LOGO]

                    BELLSOUTH Special MEETING OF Shareholders
                         -Latin America Tracking Stock-


Time & Date:      December 5, 2000 at 9:00am, Eastern Time

Location:         Cobb Galleria Centre
                  Two Galleria Parkway
                  Atlanta, Georgia 30339


Download Driving Directions to the Special Meeting of Shareholders
--------

For Mapquest.com driving directions from your front door, click here
                                                          ----------

  Purpose of Meeting:

1) Consider and approve a proposal to amend our articles of incorporation, which would:

     * permit us to issue a total of 8.65 billion shares of BellSouth common stock in series, of which our board of directors intends initially to designate 6.4 billion shares as "BellSouth Corporation - BLS Group Common Stock" and 2.25 billion shares as "BellSouth Corporation - Latin America Group Common Stock;" and

     * provide for each outstanding share of our existing common stock to be changed into one share of BLS group stock.

     Approval of Proposal 1 will also constitute approval of the terms of these two series of tracking stock as described in the accompanying proxy statement. Proposed articles of amendment to our charter to be voted on at the special meeting are included in Annex I to the accompanying proxy statement.

2) Consider and approve a proposal to adopt our amended and restated stock plan to reflect the tracking stock capital structure and increase annual grant limits above current plan limits.

3) Consider and approve a proposal to amend our by-laws to change the quorum and reduce the votes required to approve proposals at shareholders' meetings.


Who Can Vote:
You can vote if you were a shareholder of record on October 17, 2000.


Proxy Voting:

Your vote is important. Please vote in one of these ways:

1)   use the toll-free telephone number shown on your proxy card;

2)   visit and cast your vote at the web site listed on your proxy card; or

3) mark, sign, date and promptly return your proxy card in the enclosed postage-paid envelope.

            This notice is issued by order of our board of directors.